FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On February 26, 2004, the Registrant issued a news release entitled "Checkers Drive-In
Restaurants, Inc. appoints President and
C.E.O. Keith E. Sirois to Board of Directors", a copy of which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Brian R. Doster
Title:  V.P., Corporate Counsel and Secretary
Dated:  February 26, 2004



EXHIBIT INDEX

Exhibit Number	Description

99.1		Press Release, dated February 26, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Kim Francis
		MARC Public Relations
		412-562-1186

		Brad Cohen
		Investor Relations
		Integrated Corporate Relations, Inc.
		203-222-9013 x238

Checkers Drive-In Restaurants, Inc.
Appoints President and C.E.O. Keith
E. Sirois to Board of Directors

TAMPA, FL., February 26, 2004 -
Checkers Drive-In Restaurants, Inc.
(NASDAQ: CHKR) today announced that
Keith E. Sirois has been appointed to
the Company's Board of Directors.  Mr.
Sirois has served in his current capacity as President and C.E.O. since May of 2003.
He joined Checkers in August of 1996.

Peter O'Hara, Chairman of the Board of
Directors of Checkers Drive-In Restaurants,
Inc. commented: "I am delighted that Keith has accepted a new position on the Board.
His management and leadership skills, in addition to his 30 years of experience in the food service industry bring added value to this new role. I congratulate him on his appointment."

Mr. O'Hara continued: "I know I speak for the entire Board of Directors when I say that we have the utmost confidence in Keith and his management team, most of whom have been together for more than five years. Their track record and commitment to generating positive results for Checkers(R) and Rally's(R) are the reason for our success and stronger financial position."

About Checkers Drive-In Restaurants, Inc.
Checkers is headquartered in Tampa, Florida.
For more information about the Company,
please visit www.checkers.com.

Except for historical information, this
announcement contains "forward- looking" and "Safe Harbor" statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform
Act of 1995.